UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2016

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 2, 2016, Och-Ziff Capital Management Group LLC (the “Company”) issued a summary press release and a detailed earnings press release reporting of its financial results for the quarter ended June 30, 2016. A copy of the Company’s summary press release is attached as Exhibit 99.1 and the detail earnings press release is attached as Exhibit 99.2, and each is incorporated by reference.
The Company is making references to non-GAAP financial information in the detailed earnings press release and the conference call the Company is hosting on August 2, 2016, to discuss its 2016 second quarter results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures are contained in the detailed earnings press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2016, the Company announced that on August 1, 2016 its Board of Directors (the “Board”) increased the size of the Board from seven to eight directors and appointed William P. Barr to the Board, effective as of August 9, 2016. Mr. Barr will serve as a Class I director for a term that coincides with the remainder of the three-year term of the existing Class I directors, ending at the 2017 annual meeting of shareholders and until his successor is duly elected and qualified. The Board also appointed Mr. Barr to serve as a member of the Audit Committee and the Compensation Committee.
Mr. Barr, age 66, served as Attorney General of the United States from 1991 to 1993 under President George H.W. Bush and, prior to that, as the Deputy Attorney General and as Assistant Attorney General in charge of the Office of Legal Counsel. Mr. Barr has held numerous other government positions, including on President Reagan’s White House Domestic Policy Staff and at the U.S. Central Intelligence Agency. Prior to his service at the U.S. Department of Justice, Mr. Barr was a partner at the law firm of Shaw, Pittman, Potts & Trowbridge where he primarily handled complex regulatory litigation. Following his service as Attorney General, Mr. Barr served as Executive Vice President and General Counsel of GTE Corporation from 1994 until that company merged with Bell Atlantic to become Verizon in 2000. He continued at Verizon as Executive Vice President and General Counsel, overseeing the legal, regulatory and government affairs activities of the company, until his retirement in 2008. Mr. Barr currently serves as a director of Time Warner Inc., where he is Chair of the Compensation and Human Development Committee and sits on the Nominating and Governance Committee, and Dominion Resources Corporation, where he sits on the Compensation, Governance and Nominating Committee. Mr. Barr has also served as a director of Selected Funds and a trustee of The Clipper Fund. Mr. Barr received a B.A. in government and an M.A. in government and Chinese studies from Columbia University and earned his law degree from George Washington University.
Upon his appointment to the Board, Mr. Barr received a grant of Class A Restricted Share Units with a value of $300,000, which grant will vest in equal annual installments on each of the first, second and third anniversaries of the date of his appointment to the Board, subject to his continued service on the Board. In addition, Mr. Barr’s first year of service is anticipated to involve additional responsibilities related to his service on the Board. In consideration for such responsibilities, Mr. Barr received a grant of Class A Restricted Share Units with a value of $75,000, which grant will vest on the first anniversary of his appointment, subject to his continued service on the Board.
Mr. Barr will receive annual equity grants and annual cash retainers on the same terms as other independent directors who serve on the Board. As of January 1, 2016, at the beginning of each year, each independent director receives a grant of Class A Restricted Share Units with a value of $125,000, which vest on the first anniversary of the date of grant and are settled in Class A Shares on or before the third business day following the independent director’s departure from the Board. In addition, as of January 1, 2016, an annual cash retainer of $95,000 is paid to each incumbent independent director.
A copy of the Company’s press release announcing Mr. Barr's appointment to the Board is attached as Exhibit 99.3.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Summary earnings press release of the Company, dated August 2, 2016, reporting financial results for the quarter ended June 30, 2016.
99.2	Detailed earnings press release of the Company, dated August 2, 2016, reporting financial results for the quarter ended June 30, 2016.
99.3	Press Release of the Company, dated August 2, 2016, announcing the appointment of William P. Barr to Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer and Executive Managing Director
August 2, 2016

Exhibit Index

Exhibit No.	Description
99.1	Summary earnings press release of the Company, dated August 2, 2016, reporting financial results for the quarter ended June 30, 2016.
99.2	Detailed earnings press release of the Company, dated August 2, 2016, reporting financial results for the quarter ended June 30, 2016.
99.3	Press Release of the Company, dated August 2, 2016, announcing the appointment of William P. Barr to Board of Directors